UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

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Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

DEEP TRACK CAPITAL, LP

DAVID KROIN

BRETT A. ERKMAN

JEFFREY S. FARROW

MICHAEL MULLETTE

DONALD J. SANTEL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Deep Track Capital, LP, a Delaware limited partnership (“Deep Track”), together with the other participants named herein (collectively the “Participants”), issued the following press release (the “Press Release”) related to Dynavax Technologies Corporation, a Delaware corporation (the “Company”). Deep Track or its fellow Participants may disseminate the Press Release or portions thereof from time to time.

Deep Track Capital Comments on ISS Recommendation

Strongly Disagrees with Recommendation and Believes ISS Ignored Key Issues in Its Incomplete Analysis

ISS Has Chosen Not to Hold the Board Accountable for Its Underperformance in Recent Years, Heplisav’s Waning Market Share Growth and Poor Corporate Governance

Urges Shareholders to Vote FOR Deep Track’s Four Highly Qualified Director Nominees

Greenwich, CT, May 23, 2025 – Deep Track Capital, LP, (together with its affiliates, “Deep Track” or “we”), one of the largest shareholders of Dynavax Technologies Corporation (NASDAQ: DVAX) (“Dynavax”, “DVAX” or the “Company”), with ownership of approximately 14.82% of the Company’s outstanding shares, today issued the following statement in response to a report issued by Institutional Shareholder Services Inc. (“ISS”) regarding the election of directors to the Company’s Board of Directors (the “Board”) at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”).

“We firmly believe ISS reached the wrong conclusion by failing to recommend any amount of change in the Dynavax boardroom. The report reads as a rushed and incomplete assessment: not only does it mistakenly use the name of a completely different company at one point, but it also contains numerous factual errors and does not accurately capture key events. Critical issues are completely ignored, including Heplisav’s flattening market share growth, management missing performance targets set by the Board, and a shareholder-unfriendly approach to capital allocation. ISS fails to hold the Board to account even for issues it acknowledges in its report, such as the need for improved corporate governance. Above all else, we are disappointed that ISS readily adopted the Company’s view that a significant long-term shareholder would add no value to the Board.

We call shareholders’ attention to the following points:

•

Recent failures demand a strategic pivot. Heplisav’s market share of 44% exiting 2024 failed to achieve the target of 47% set by the Board; similarly, annual sales also failed to achieve the $275 million goal.[1] This year is hardly off to a better start, with market share of only 43% for the first quarter of 2025. Yet Dynavax refuses to acknowledge this is a problem, with management stating just earlier this month that they were “very comfortable” with and “very proud” of this result and noted the strategy is going “exactly how we had planned.”[2] It is entirely unclear why ISS would completely ignore key performance metrics set by the Board as part of their evaluation, choosing instead to simply rubber stamp the Company’s arguments.

•

ISS acknowledges that the Company has “a number of suboptimal corporate governance provisions”[3] yet fails to take Dynavax to task for its half-hearted attempts to address these issues. ISS ignores the most glaring governance defect, which is the imbalanced classes of directors (with the classes split three, two and four) and with the classified Board structure not ending until 2028. Further, the addition of two new directors with no vaccine commercialization expertise while Heplisav’s market share has been stuck in the low 40 percent range for now seven consecutive

[1]	Dynavax 2025 definitive proxy statement, page 53.
[2]	Dynavax 1Q25 earnings call recorded May 6, 2025.
[3]	Permission to quote ISS was neither sought nor obtained.

quarters is, in our view, inexplicable. We proposed a candidate with over two decades of vaccine commercialization experience (who, contrary to what ISS wrote, was never offered a seat by the Board). Instead, ISS applied their rubber stamp to the director handpicked by the Chairman from his previous board role, who has served for all of three months and brings zero prior vaccine expertise to the table.

•

Market reaction to first quarter 2025 results indicates widespread concerns, in our view. The Company’s share price fell 11% in reaction to the first quarter earnings report. In terms of broader strategy, ISS states that “the company has been sitting on a cash pile for several years, and shareholder patience may be waning” but then fails to consider our argument that excess cash could be best deployed by returning capital to shareholders. ISS appears to assert that the Board is unlikely to pursue a potentially destructive acquisition because it has not done so yet; while they may find comfort in this logic, we don’t think shareholders will take the same generous view.

•

The Company’s total shareholder return (“TSR”) demonstrates clear underperformance. We question the relevance of DVAX performance dating back to 2019, given how few of the current Board members had anything to do with the Company at that time (and in fact, none of the nominees up for election this year). The Company extracted significant value from the pandemic, but as the CEO himself describes, that was a “once in a lifetime”[4] experience, and attention should now shift to the present. Dynavax shares are down 23% year-to-date. The Company’s TSR declined by 43% between two milestone events: from the appointment of Scott Myers as Board Chair to our amended Schedule 13D filing that led the Board to adopt a poison pill.[5] With respect to the benchmark that the Board uses to assess relative TSR for determining management’s compensation, the Nasdaq Biotech Index, DVAX shares underperformed by 40 percentage points.

•

ISS’s report paints an inaccurate and incomplete picture of settlement discussions. Contrary to what ISS wrote, the Company never made an offer that included re-balancing its classes. Also, our final proposal included a two-year standstill, another item that ISS omits. Specifically, our final proposal was that Dynavax appoint Mr. Erkman and Mr. Santel to the Board, two incumbent directors step down, the share repurchase program be increased, and Deep Track would agree to a standstill until the nomination period for the 2027 annual meeting.

Shareholders should see through ISS’s surface-level analysis and consider the substantive issues at stake. Dynavax continues to underperform while the Board ignores its failed strategy. Our nominees possess exceptional relevant experience that could immediately improve the Board’s ability to assess the best path forward to maximize value. We urge shareholders to vote FOR our four highly qualified nominees.”

EVERY VOTE MATTERS

Your vote is important, no matter how many shares of Common Stock you own.

[4]	CEO Ryan Spencer, Cowen Conference, March 4, 2024.
[5]	TSR measured from Oct. 21, 2021 to Oct. 24, 2024

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Deep Track’s proxy materials, please visit www.RefocusDVAX.com or contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), using the contact information provided here:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call toll-free (877) 687-1865

About Deep Track Capital

Deep Track Capital is a Greenwich, Connecticut-based investment firm focused exclusively on the life sciences industry. We develop long term partnerships with management teams of leading innovative public and pre-IPO biotechnology companies. In addition to capital, we seek to invest our time and expertise, while leveraging our network for the benefit of our partners. We aim to lead transactions while building large syndicates, and also to invest in rounds led by other qualified investors.

Investor Contact

Innisfree M&A Incorporated

Scott Winter / Gabrielle Wolf

+1 212-750-5833

Media Contact

Longacre Square Partners

deeptrack@longacresquare.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Deep Track Capital, LP (“Deep Track”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward looking statements should not be regarded as a representation by Deep Track that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Deep Track does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Deep Track disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Deep Track and the other Participants (as defined below) have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual stockholders meeting (the “2025 Annual Meeting”) of Dynavax Technologies Corporation, a Delaware corporation (“DVAX”). Shortly after filing its definitive proxy statement with the SEC, Deep Track furnished the definitive proxy statement and accompanying WHITE universal proxy card to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Deep Track, Deep Track Biotechnology Master Fund, Ltd. (the “Record Stockholder”), David Kroin (all of the foregoing persons, collectively, the “Deep Track Parties”), Brett A. Erkman, Jeffrey S. Farrow, Michael Mullette and Donald J. Santel (such individuals, collectively with the Deep Track Parties, the “Participants”). As of the date hereof, the Deep Track Parties beneficially own an aggregate of 17,791,486 shares (the “Deep Track Shares”) of the common stock, par value $0.001 per share, of DVAX (the “Common Stock”). The Deep Track Shares collectively represent approximately 14.53% of the outstanding shares of Common Stock based on 122,411,685 shares of Common Stock outstanding as of the record date for the 2025 Annual Meeting as reported in DVAX’s Definitive Proxy Statement filed with the SEC on April 17, 2025. Each of the Deep Track Parties may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Deep Track Shares. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

DEEP TRACK STRONGLY ADVISES ALL STOCKHOLDERS OF DVAX TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY DEEP TRACK WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20th FLOOR, NEW YORK, NY 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (877)-687-1865).

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